Exhibit 10.1

AMENDED AND RESTATED

2007 DIRECTOR PLAN OF

EXCO RESOURCES, INC.

(Adopted November 8, 2006)

(Amended and Restated Effective January 1, 2007)

1.                                       Purpose.  The purpose of this Amended and Restated 2007 Director Plan of EXCO Resources, Inc. (the “Director Plan”) is (i) to attract to and retain at EXCO Resources, Inc., a Texas corporation (the “Company”), qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, and (ii) to stimulate the active interest of these persons in the development and financial success of the Company by providing for stock ownership in the Company by such persons.

2.                                       Definitions.  Except as otherwise stated, all capitalized terms herein shall have the meanings assigned to such terms in the EXCO Resources, Inc. 2005 Long-Term Incentive Plan (the “Incentive Plan”).  In addition, the following terms shall have the meanings indicated:

(a)                                  “Director” shall mean a member of the Company’s Board of Directors.

(b)                                 “Director Fees” shall mean all fees payable to Directors (including their annual retainer for Board services and all fees paid for service on Board committees), as set from time to time by the Board, payable in four (4) equal quarterly amounts (each of such four (4) amounts being the “Quarterly Director Fees”) to each Director on the first business day following the end of each fiscal quarter beginning with the fiscal quarter ended December 31, 2006 (collectively, such payment dates being the “Quarterly Payment Dates”), which may be paid in cash or in Shares.  For clarification purposes, “Director Fees” shall relate solely to the fees or other compensation that are paid to a Director for his or her services as a Director.

(c)                                  “Committee” shall have the meaning set forth in Section 8(a).

(d)                                 “Effective Date” shall have the meaning set forth in Section 4(b).

(e)                                  “Employee Director” shall mean a Director who is an employee of the Company or any of its subsidiaries or affiliates.

(f)                                    “Nonemployee Director” shall mean a Director who is not an employee of the Company or any of its subsidiaries or affiliates.

(g)                                 “Option” (when capitalized) shall mean any stock option described in Section 5 of this Director Plan.

(h)                                 “Payment Election” shall have the meaning set forth in Section 4(a).

(i)                                     “Quarterly Payment Dates” shall have the meaning set forth in Section 2(b).

(j)                                     “Share(s)” shall mean a share or shares of the Common Stock.

3.                                       Incentive Plan.

(a)                                  Shares.  To the extent a Director elects that his or her Director Fees be paid as Shares in accordance with Section 4, (i) such Shares shall be issued as Other Awards pursuant to the Incentive Plan and shall be subject to all of the terms and provisions thereof, and (ii) the number of Shares that shall be granted as Other Awards shall be based on fair market value of the Shares determined as of the date on which Director Fees would normally be paid to the Director.  With respect to this Shares component of the Director Fees, if there is a conflict between the terms of this Director Plan and the Incentive Plan, the terms of the Incentive Plan shall be given effect and the conflicting provisions hereof shall be disregarded.

(b)                                 Options.  Options described in Section 5 of this Director Plan shall be issued as Nonqualified Stock Options pursuant to the Incentive Plan and shall be subject to all of the terms and provisions thereof.  With respect to such Options, if there is a conflict between the terms of this Director Plan and the Incentive Plan, the terms of the Incentive Plan shall be given effect and the conflicting provisions hereof shall be disregarded.  If any Option granted hereunder shall terminate, expire, or be canceled or surrendered as to any Shares, such Shares shall thereafter be available for Awards under Article V of the Incentive Plan.

4.                                       Director Fees.  Each Director may make an election (a “Payment Election”) in accordance with this Section 4 to receive all or a specified portion his or her Director Fees in Shares, and/or to defer his or her receipt of such Director Fees.  A Payment Election shall be made in a manner satisfactory to the Committee.  Generally, a Payment Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section 4(a).  All elections made in an election form are irrevocable, provided that any such election made for any year may be revoked by a Director with respect to such year by providing written notice of such revocation to the Fund prior to such year.

(a)                                  Timing of Election.  Each Director who is serving on the Board as of January 1, 2007 (the “Effective Date”) may make a Payment Election at any time on or prior to the Effective Date or within 15 days after the Effective Date, unless an election made during such period would result in the current taxation of such person pursuant to Section 409A of the Code or any guidance issued thereunder.  If a person becomes a Director after the Effective Date, such Director may make a Payment Election (i) no earlier than the date that is 15 days prior to the date on which such person first becomes a Director, and (ii) no later than the close of the day on which such person first becomes a Director, unless an election made during such period would result in the current taxation of such person pursuant to Section 409A of the Code or any guidance issued thereunder.  A Director who does not make a Payment Election when first eligible may make a Payment Election before any subsequent calendar year in accordance with administrative procedures established with respect to the Director Plan.

(b)                                 Effect and Duration of Election.  A Payment Election shall apply to Director Fees payable after the date such election is made and shall be deemed to be continuing and applicable to all Director Fees payable in subsequent calendar years, unless the Director revokes or modifies such election by filing a new election form before the first day of any subsequent calendar year in accordance with administrative procedures established with respect to the Director Plan, effective for all Director Fees payable on and after the first day of such calendar year.

(c)                                  Timing of Payment.  Each Payment Election filed under this Section 4 shall specify the time(s) when a Director shall receive his or her Directors Fees.  Pursuant to such Payment Election, the Director may elect to receive his or her Director Fees: (i) on the Quarterly Payment Dates on which such Director Fees are normally paid to a Director; (ii) on or as soon as administratively feasible after the date on which the Director incurs a Termination of Service; (iii) on or as soon as administratively feasible after the date specified by the Director; (iv) upon a Change in Control; or (v) upon the earliest to occur of two or more of the events described in  “(ii),” “(iii),” and/or “(iv)” above.  With respect to receiving, or beginning to receive, a distribution in accordance with “(ii),” “(iii),” “(iv),” or “(v)” above, a Director must elect to receive such distribution in the applicable election form and in accordance with Section 4.  If a Director dies before his or her Director Fees have been distributed pursuant to this Director Plan, such Director Fees shall be paid as soon as administratively feasible after the Director’s death, to the Director’s beneficiary in accordance with Section 7.  Notwithstanding the foregoing, if a Director has elected to defer payment or the commencement of payment of his or her Director Fees, as applicable, to a specified date in accordance with clause (iii) or clause (v) above, and the Director wishes to change such date to a later date, the Director may elect to change such date by delivering an additional election form to the Secretary or his or her designee (“Second Timing Election”).  Such a Second Timing Election must be made at least twelve (12) months prior to the original payment date or payment commencement date, as applicable, and must defer payment or the commencement of payments of Director Fees, as applicable, for an additional period of not less than five (5) years after the applicable original payment date or payment commencement date.

(d)                                 Form of Payment.  Each Payment Election filed under this Section 4 shall specify the form(s) in which a Director shall receive his or her Directors Fees.  Pursuant to such Payment Election, the Director may elect to receive his or her Director Fees:  (i) in cash; (ii) Shares with a fair market value equal to his or her Director Fees; or (iii) fifty percent (50%) of his or her Director Fees in cash, and Shares with a fair market value equal to fifty percent (50%) of his or her Quarterly Director Fees.  If a Director has elected to defer the payment of his or her Director Fees, a Payment Election filed under this Section 4 shall specify whether the payment of his or her Director Fees is to be settled by delivering cash and/or Shares to the Director in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed five (5) years.  Any fractional Shares credited to a Director at the time of a distribution shall be paid in cash at the time of such distribution.  Notwithstanding the foregoing, if a Director has elected to defer the payment of his or her Director Fees and he or she wishes to change the manner in which such Director Fees are distributed, the Director may elect to change such manner of distribution by delivering an additional election form to the Secretary or his or her designee (“Second Option Election”).  Such a Second Option Election must be made at least 12 months prior to the original payment date or payment commencement date, as applicable, and must defer payment or the commencement of payments, as applicable, for an additional period of not less than 5 years after the applicable original payment date or payment commencement date.

(e)                                  Crediting of Dividend Equivalents.  With respect to deferred Director Fees that are payable to a Director in Shares, upon the Company’s payment of a cash dividend to its shareholders, the number of whole and fractional Shares otherwise payable to such Director shall be increased by the Fair Market Value equivalent of the cash dividends that otherwise would have been paid on the number of such Shares as of the close of business on the record date for such dividend.

5.                                       Automatic Grant of Options.

(a)                                  An Option to purchase 50,000 Shares shall automatically be granted to each new Director (but not current Directors serving as of the date of adoption of this Director Plan) on a nondiscriminatory basis on the date such Director is initially elected or appointed a Director of the Company.

(b)                                 Options automatically granted to  Directors pursuant to this Section 5 shall be in addition to the Director Fees or any other benefits with respect to the Director’s position with the Company or its Subsidiaries.

(c)                                  An Option shall vest in four (4) equal amounts of 12,500Shares per year overfour (4)years with the first 12,500 shares vesting upon grant.  The foregoing notwithstanding, no Shares subject to a Director’s Option shall vest in any fiscal year in which the Director attends less than seventy-five percent (75%) of the Board meetings held for that fiscal year; failure to attend the requisite number of meetings during a given fiscal year shall result in a forfeiture of the 12,500 Shares subject to the Option that were eligible to vest in that year.  In the event a Director ceases to serve as such for any reason, the unvested Shares subject to the Option shall be forfeited, and the Option shall only be exercisable for the number of Shares that vested prior to the Director ceasing to serve as a Director.  If a Director dies before exercising his or her Option pursuant to this Director Plan, such Option shall be transferred as administratively feasible after the Director’s death, to the Director’s beneficiary in accordance with Section 7.

(d)                                 Except for the automatic grants of Options under subparagraph (a) of this Section 5 and the issuance of Shares to Directors under Section 4 above, no Options or Shares shall otherwise be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options or issuance of Shares within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor rule.

6.                                       Unfunded Status.

(a)                                  General.  The interest of each Director in any Director Fees deferred under the Plan shall be that of a general creditor of the Company.  Deferred Director Fees that are payable in cash and or Shares, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.  Except as provided in Section 6(b), no money or other assets shall be set aside for any Director.

(b)                                 Trust.  To the extent determined by the Company’s Board of Directors, the Company may transfer funds necessary to fund all or part of the payments under the Director Plan to a domestic trust; however, the assets held in any such trust shall remain at all times subject to the claims of the general creditors of the Company.  No Director or beneficiary shall have any interest in the assets held in any such trust or in the general assets of the Company other than as a general, unsecured creditor.  Accordingly, the Company shall not grant a security interest in the assets held by any such trust in favor of any Director, beneficiary or creditor.

7.                                       Designation of Beneficiary.  Each Director may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Director’s deferred Director Fees and Options, if applicable, in the event of such Director’s death.  The Company may rely upon the beneficiary designation list filed with the Committee, provided that such form was executed by the Director or his or her legal representative and filed with the Committee prior to the Director’s death.  If a Director has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Director’s estate.

8.                                       Administration.

(a)                                  General Administration; Establishment of Committee.  Subject to the terms of this Section 8, the Director Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer this Director Plan (the “Committee”).  The Committee shall consist of not fewer than two persons.  Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.  At any time there is no Committee to administer this Director Plan, any references in this Director Plan to the Committee shall be deemed to refer to the Board.

Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section
162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act only in the event the Common Stock should ever be registered under the 1934 Act.  The Committee shall select one of its members to act as its Chairman.  A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

(b)                                 Authority of the Committee.  The Committee, in its discretion, shall (i) interpret this Director Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Director Plan, and (iii) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of this Director Plan.  Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.  The Committee’s discretion set forth herein shall not be limited by any provision of this Director Plan, including any provision which by its terms is applicable notwithstanding any other provision of this Director Plan to the contrary.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under this Director Plan.  Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

9.                                       Duration, Amendment and Termination.

(a)                                  Duration.  This Director Plan shall continue in effect until terminated in accordance with Section 9(b) or until such time as the Incentive Plan is terminated.

(b)                                 Amendment and Termination.  The Director Plan may be terminated or amended in any respect by resolution adopted by two-thirds of the Board.  Notwithstanding anything contained in this Director Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 9(b) shall adversely affect any rights of Directors or obligations of the Company to Directors with respect to any Options, Shares or other compensation theretofore granted under this Director Plan without the consent of the affected Director.

(c)                                  Form of Amendment.  The form of any amendment or termination of the Director Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by at least two-thirds of the Board.

10.                                 Successors.  Except as otherwise provided in the Incentive Plan with respect to Options and Shares, the terms and provisions of this Director Plan shall not be binding on any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

11.                                 Adjustment Provisions.  In the event of areorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to shareholders of Common Stock other than cash dividends or any similar transaction that affects the fair value of an award of Options or Shares, then the Committee shall adjust the type and number of Shares awarded to a Director (either as part of an Option or in lieu of cash Director Fees) so that the fair value of such award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event.  Such adjustment shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.  Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Director Plan or any deferred Director Fees thereunder to violate Section 409A of the Code.

12.                                 Miscellaneous Provisions.

(a)                                  No Right to Continued Employment.  Neither this Director Plan, the Incentive Plan, nor any Options, Shares or other compensation granted thereunder shall confer upon any Director the right to continue to serve as a Director.

(b)                                 Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Director Plan, and all members of the Board and the Committee, each officer of the Company, and each employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(c)                                  Effect of the Plan.  Neither the adoption of this Director Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted Options, Shares or other compensation or any other rights except as may be evidenced by this Director Plan, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

(d)                                 Compliance With Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Options, Shares or other compensation if the issuance thereof would constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including without limitation Section 16 of the 1934 Act in the event the Shares should ever be registered under the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of Shares hereunder, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Director Plan, the Options, Shares or other compensation provided hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

(e)                                  Governing Law.  The validity, interpretation, construction and performance of this Director Plan shall in all respects be governed by the laws of the State of Texas.

(f)                                    Tax Requirements; Employee Directors.  The Company shall have the right to deduct from all amounts paid in cash or other form in connection with this Director Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with the Options, Shares or other compensation provided hereunder.  The Company may, in its sole discretion, also require an Employee Director receiving Shares issued hereunder to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Employee Director’s income arising with respect to such Shares.  Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing Shares.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Employee Director to the Company of Shares that the Employee Director has not acquired from the Company within six (6) months prior to the date of payment, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of Shares to be delivered upon the exercise of an Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Employee Director.

(g)                                 Section 409A of the Code; Delay of Payments.  The terms of this Director Plan have been designed to comply with the requirements of Section 409A of the Code, where applicable, and shall be interpreted and administered in a manner consistent with such intent.  Any Options, Shares or other compensation which constitutes deferred compensation under Section 409A of the Code shall not have the time or schedule of any payment thereunder accelerated, except as permitted under the guidance issued under Section 409A of the Code.  Notwithstanding anything to the contrary in this Plan, (i) if upon a Director’s Termination of Service, the Director is a “specified employee” within the meaning of Section 409A of the Code, and the deferral of any amounts otherwise payable under this Director Plan as a result of the Director’s Termination of Service is necessary in order to prevent any accelerated or additional tax to the Director under Section 409A of the Code, then the Company will delay the payment of any such amounts hereunder until the date that is six (6) months following the date of the Director’s Termination of Service (“Termination Date”), at which time any such delayed amounts will be paid to the Director in a single lump sum, with interest from the date otherwise payable, at the prime rate as published in The Wall Street Journal on the Director’s Termination Date, and (ii) if any other payments of money or other benefits due to the Director hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be delayed if such delay will make such payment or other benefits compliant under Section 409A of the Code.

(h)                                 Assignability.  Except as otherwise provided herein and in the Incentive Plan, no Options or rights to receive Shares or other compensation provided hereunder may be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution.

A copy of this Plan shall be kept on file in the office of the Company at 12377 Merit Drive, Suite 1700, Dallas, Texas, United States, or any successor location of the Company’s principal executive offices.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of January 1, 2007, by its Chairman and Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

EXCO RESOURCES, INC.

	By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Attest:

/s/ William L. Boeing
William L. Boeing
Vice President, General Counsel and Secretary